Exhibit 99.1

Guardian 8 Sells an Initial Order of Pro V2 Units to the United Arab Emirates

Units Being Evaluated for Larger Deployment

SCOTTSDALE, AZ--(Marketwired - Jun 3, 2015) - Guardian 8 Corporation, the wholly owned operating subsidiary of Guardian 8 Holdings (OTCQB: GRDH), a leading provider of Enhanced Non-Lethal (ENL) defense technologies, today announced that in May it sold and shipped an initial order of twenty Pro V2 units to a large metropolitan police department in the United Arab Emirates (U.A.E.).

The department will deploy these initial units to select officers as part of a comprehensive pilot program to determine if the de-escalation, documentation, and defense capabilities of the Pro V2 should be used to outfit an even larger number of police personnel in the U.A.E. In addition, the Ministry of the Interior is evaluating the units for potential deployment to private security personnel in the region, pending import clearance.

Guardian 8 was assisted in this international sale by its regional partner, BWG Trinity. Guardian 8 will work with BWG Trinity to ensure the personnel who receive the Pro V2 units for the pilot program are adequately trained in its Enhanced Non-Lethal capabilities and operation.

Kyle Jordan, Vice President of Business Development at BWG Trinity, acknowledged, "The U.A.E. deal can help open the door for substantial growth in the region for Guardian 8. We're starting to get traction in the region, and we believe we'll see more with a successful pilot program."

Guardian 8 hopes to expand its international presence, especially in markets where private security forces and police lack intermediate tools that can help de-escalate and document potentially violent situations while also defending the user when needed.

About Guardian 8 Holdings
Guardian 8 Holdings, through its wholly owned operating subsidiary, Guardian 8 Corporation, is the developer and manufacturer of the Pro V2, an enhanced non-lethal (ENL) response to threats that revolutionizes how companies keep workplaces safe and mitigate risk. The Pro V2 is a defensive device that provides any operator with non-lethal means to protect themselves and others, allowing time for law enforcement response, while initiating communication and incident recording. The Pro V2 is an intermediate option for response to aggressive subjects, developed as a solution for security professionals seeking a flexible tool with a layered defense approach. Guardian 8 was awarded the "Campus Safety BEST Award" for 2014 in the personal gear and equipment category, one of "Ten Companies to Watch" in March 2014 by the Phoenix Business Journal, and an ASIS Accolades Award for "Security's Best." To learn more about the company and its personal protection product line, visit www.Guardian8.com. Follow Guardian 8 on LinkedIn, YouTube, Facebook and Twitter.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: any implied or perceived benefits resulting from the initial U.A.E. order; actual international or domestic sales revenue to be derived from the Pro V2 device; actual size of the U.A.E. metropolitan police department; Guardian 8's and its subsidiaries business prospects; Guardian 8's ability to raise sufficient funds to satisfy its working capital requirements; Guardian 8's ability to meet its debt obligations; the ability of Guardian 8 to execute its business plan; benefits of the G8 Pro V2 device; any other effects resulting from the information disclosed above; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially from the forward-looking statements Guardian 8 makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the SEC. Guardian 8 undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact
Dan Hill
Guardian 8 Corporation
7432 E. Tierra Buena Lane, Suite 102
Scottsdale, AZ 85260
O: 480-426-1975
dan@guardian8.com

Investor Relations
Will Grove
Vice President of Finance
Guardian 8 Corporation
7432 E. Tierra Buena Lane, Suite 102
Scottsdale, AZ 85260
O: 480-426-1014
will@guardian8.com